Exhibit 10.24



                                    AGREEMENT

                   ENTERED INTO THE 10TH DAY OF DECEMBER 1995

                                  BY AND BETWEEN

                                 SIMMONS COMPANY

                                       AND

                        THE INTERNATIONAL ASSOCIATION OF
                        MACHINISTS AND AEROSPACE WORKERS

                        LOCAL NO. 315 OF DISTRICT NO. 15

                                     AFL-CIO

                         TABLE OF CONTENTS

ARTICLE I - UNION RECOGNITION AND SECURITY  . . . . . . . .  2
1.03 Non-Discrimination   . . . . . . . . . . . . . . . . .  2
1.04 Check-Off  . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE II SENIORITY  . . . . . . . . . . . . . . . . . . .  3
2.03  Transfer Out of Bargaining Unit . . . . . . . . . . .  3
2.04  Continuity of Service . . . . . . . . . . . . . . . .  3
2.05A Procedure to Follow in Event of Slackness of Work   .  4
2.05B 32 Hour Workweek Layoff   . . . . . . . . . . . . . .  4
2.06  Seniority of Shop Stewards  . . . . . . . . . . . . .  5
2.07  Shift Preference  . . . . . . . . . . . . . . . . . .  5
2.08  Exceptions to Seniority   . . . . . . . . . . . . . .  5
2.09  Labor Turnover  . . . . . . . . . . . . . . . . . . .  6
2.10  Leave of Absence for Union Business   . . . . . . . .  6
2.11  Leave of Absence for Personal Reasons   . . . . . . .  6
2.12  Consolidation of Classifications  . . . . . . . . . .  7

ARTICLE III - WORKWEEK, OVERTIME AND HOLIDAYS   . . . . . .  8
3.01  Workweek  . . . . . . . . . . . . . . . . . . . . . .  8
3.02  Work Schedule   . . . . . . . . . . . . . . . . . . .  8
3.03  Management Rights Clause  . . . . . . . . . . . . . .  9
3.04  Overtime  . . . . . . . . . . . . . . . . . . . . .   10
3.05  Shift Premiums  . . . . . . . . . . . . . . . . . .   11
3.06  Reporting Pay   . . . . . . . . . . . . . . . . . .   11
3.07  Emergency Work  . . . . . . . . . . . . . . . . . .   12
3.08  Holidays  . . . . . . . . . . . . . . . . . . . . .   12
3.09  Paid Holidays   . . . . . . . . . . . . . . . . . .   12

ARTICLE IV - VACATIONS  . . . . . . . . . . . . . . . . .   14
4.02  Time of Vacation  . . . . . . . . . . . . . . . . .   15
4.03  Eligibility for Vacation Pay and/or Seniority Bonus   16
4.04  Seniority Bonus   . . . . . . . . . . . . . . . . .   16

ARTICLE V - WAGES   . . . . . . . . . . . . . . . . . . . . 17
5.03  Union Bargaining Committee  . . . . . . . . . . . . . 18

ARTICLE VI - I.A.M. NATIONAL PENSION FUND, NATIONAL PENSION
PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . .   18
7.01  Subcontracting  . . . . . . . . . . . . . . . . . .   20
8.01  Layoff Notice   . . . . . . . . . . . . . . . . . .   20
9.01  Grievance and Arbitration Procedure   . . . . . . .   21
9.02  Conciliation and Arbitration  . . . . . . . . . . .   21
9.03  Expedited Arbitration   . . . . . . . . . . . . . .   21
10.01 Health and Welfare Plan . . . . . . . . . . . . . .   22






















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11.01 Jury Duty  . . . . . . . . . . . . . . . . . . . . .   23
12.01 Past Customs and Practices . . . . . . . . . . . . .   24
13.01 Picket Lines . . . . . . . . . . . . . . . . . . . .   24
14.01 Eyeglass Replacement . . . . . . . . . . . . . . . .   24
15.01 Non-Bargaining Unit Employees. . . . . . . . . . . .   24
16.01 Pay During Treatment of Work-connected Injuries. . .   24
17.01 Safety and Health Conditions . . . . . . . . . . . .   25
18.01 Military Clause  . . . . . . . . . . . . . . . . . .   25
19.01 Saving Clause  . . . . . . . . . . . . . . . . . . .   26
19.02 Project U.N.I.T.E. . . . . . . . . . . . . . . . . .   26
19.03 Substance Abuse Policy (See page 29) . . . . . . . .   26
21.01 Duration of Agreement  . . . . . . . . . . . . . . .   27

      SIGNATURE PAGE   . . . . . . . . . . . . . . . . . .   28

ARTICLE I - UNION RECOGNITION AND SECURITY
- ------------------------------------------

1.01   All mechanics at the Piscataway location (hereinafter known as employees)
- ----

shall be members of the International Association of Machinists and Aerospace

Workers, after forty-five (45) days.



1.02   The Company reserves the right to hire from any available source and as a
- ----

condition of employment, all employees covered by this Agreement shall not later than forty-five (45) days after the date of the execution of this Agreement, or in the case of new employees, not later than forty-five (45) days after the date of hiring, become members of the Union and remain members in good standing in the Union during the term of this Agreement. All employees will be furnished to the Employer, if so requested by the Office of the International Association of

Machinists and Aerospace Workers. The Company will, within three (3) working days after receipt of notice from the Union, discharge any employee who is not in good standing in the Union as required by the preceding paragraph such discharge to conform with the L.M.R.A. of 1947.



1.03  NON-DISCRIMINATION Simmons Company provides equal employment opportunity
- ----  ------------------

to qualified persons without regard to race, color, religion, national origin,

age, sex, known handicap, or veteran status except where religion, sex, national origin or age is a bona fide occupational qualification or where a bona fide seniority or merit system affects compensation, terms, conditions, or privileges of employment. Our policy relates to all phases of employment, including recruitment, placement, promotion, training, demotion, transfer, layoff, recall and termination, rates of pay, employee benefits and participation in all

Simmons sponsored employee activities. We are opposed to all forms of harassment including sexual, racial, ethnic or religious. Unwelcome sexual advances,

requests for sexual favors, and other verbal or physical conduct of a sexual nature or verbal or physical conduct directed at a person's race, color,

religion, sex, national origin, age, handicap or veterans status may constitute harassment. At any time, if you believe that you have been harassed, you must
                                                                         ----

report the harassment to your immediate Supervisor or to the Operations Manager.
- ------

A confidential investigation will be conducted.



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1.04    CHECK OFF - Upon written individual, voluntary authorization by each
- ----    ---------

employee and subject to the requirements of any applicable local, state, or federal law, membership dues and initiation fees of the Union as authorized by the Phoenix Lodge No. 315 due and unpaid shall be deducted from the wages of all employees covered by this Agreement and remitted by the Company each and every month to the financial officers of the Union. Contributions or gifts to

District Lodge 15, Local 315, International Association of Machinists

and Aerospace Workers are not tax deductible as charitable contributions for

Federal Income Tax purposes. However, they may be tax deductible under other provisions of the Internal Revenue Code.



ARTICLE II SENIORITY
- --------------------

2.01   The Company shall have the exclusive right to hire and shall be the sole
- ----

judge of the requirements and qualifications of each applicant. New employees shall be considered probationary employees until they have completed the probationary period of sixty (60) days. During the probationary period an employee may be discharged at the discretion of the Company with or without cause.



2.02   Seniority is based on the length of continuous service as of the date the
- ----

employee entered the I.A.M. union. Employees to be laid off consistent with their service in their respective new classification structure, Maintenance

Mechanic.



2.03   TRANSFER OUT OF BARGAINING UNIT - In the event an employee in the
- ----   -------------------------------

Bargaining Unit covered by this Agreement is promoted or transferred to a

Supervisory position outside the scope of this agreement, he shall have his seniority arrested as of the day transferred or promoted and in the event the employee is returned to the unit at a later date, his seniority will again start as of his arrested date and the time spent out of the unit shall not apply in the event of layoffs.

2.04   CONTINUITY OF SERVICE
- ----   ---------------------

     (a) Employees with less than one (1) year of service:




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          It is agreed that the Employer will not break the continuity of service of any employee with less than one (1) year of service, who is laid off for reasons beyond the employee's control, if the employee is rehired within six (6) calendar months.

     (b)  Employees with one (1) to nineteen (19) years of service:

          It is agreed that the employer will not break the continuity of service of any employee with one (1) to nineteen (19) years service, who is laid off for reasons beyond the employee's control,

          if the employee is rehired within twelve (12) calendar months.

     (c)  Employees with more than (19) years of service:

          It is agreed that the employer will not break the continuity of service of any employee with more than twenty (20) years service,

          who is laid off for reasons beyond the employee's control, if the employee is rehired within twenty-four (24) calendar months.

      (d) Employees who quit or are discharged:

          Employees who quit or are discharged will have their seniority broken and if rehired will start as a new employee.



2.05A   PROCEDURE TO FOLLOW IN EVENT OF SLACKNESS OF WORK - In the
- -----   -------------------------------------------------

event of a slackness of work, no employee shall be laid off due to such lack of work, until the working hours in the employee's classification have been reduced to eight (8) hours per day or forty (40) hours per week, subject only to the provisions of seniority covered in Section 2.02. When again increasing the work force, those laid off shall be privileged to return for a time not to exceed their length of seniority up to a maximum of two (2) years in the reverse order of their layoff before any new employee can be hired. In the event of a controversy on this section, it will be handled in the regular "Grievance

Procedure."



2.05B   32 HOUR WORKWEEK LAYOFF - When the hours of work fall below 32 hours
- -----   -----------------------

per week for two (2) consecutive weeks for all employees covered by this agreement and when the Chief Shop Steward requests a layoff, said layoff shall be discussed with management to



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provide a more full workweek for the remaining employees. The Company will give a two (2) calendar day notice to the Union prior to a four (4) day workweek.



2.06   SENIORITY OF SHOP STEWARDS - Shop Stewards shall retain top seniority
- ----   --------------------------

while acting in that capacity.



2.07   SHIFT PREFERENCE - Preference will be given to the senior employee for
- ----   ----------------

shift openings. If a senior employee exercises his seniority for a shift opening, he shall remain on such shift for a minimum of six (6) calendar months from the date of the shift change. The six (6) month minimum requirement can only be waived by mutual agreement of the Company and the Union. The employee will be given a 48-hour notice of shift change. The Company shall not be responsible for the provisions of this section due to acts of God, of the public enemy, or due to the conditions beyond the control of the Company.


Selection of the employees will continue to be maintained by giving preference to the most qualified senior employee with the understanding that the youngest most qualified employee by seniority in the classification must accept the shift change.



It is understood if a senior employee must work on shift opening as a result of the lack of qualifications of a younger employee by seniority,

the senior employee shall remain on such shift for a maximum of sixty (60)

calendar days with the understanding that the youngest employee by seniority must accept the shift change.



2.08   EXCEPTIONS TO SENIORITY - Exceptions to the above seniority rules may be
- ----   -----------------------

made by mutual agreement between the Company and the Union Bargaining Committee,

in order to maintain efficient operating conditions under abnormal situations of which the following are typical:



    (a) Weather conditions make it difficult or impossible to work.




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    (b) Where a holiday falls on a weekend, under the terms of this agreement the weekend may be extended for a period not to exceed one day prior to or after the holiday when temporary business conditions warrant. A typical example would be Labor Day.



This clause is in no way intended to be a mechanism by which any rights with respect to permanent could be abridged.



2.09   LABOR TURNOVER - The Personnel Office will furnish the Union a copy of
- ----   --------------

the Labor Turnover List each time an employee appears on said list specifying the commencement and/or expiration date.



2.10   LEAVE OF ABSENCE FOR UNION BUSINESS - If an employee is elected or
- ----   -----------------------------------

appointed to a full-time position as a Union Representative or other official

Union Business, such employee shall be given a Leave of Absence without pay, in writing, for the term of his office or any renewal thereof, if leave for such absence is approved and granted by the Company, in writing. The Union shall give the Company four (4) weeks prior notice in such situation. Seniority shall continue and accumulate during this period of absence from work. An employee while on a Leave of Absence for Union Business shall be included in any personnel changes in line with his seniority.



2.11   LEAVE OF ABSENCE FOR PERSONAL REASONS - A Leave of Absence without
- ----   -------------------------------------

pay will be granted under the following conditions:


     A. Upon written request.

     B. For reasonable cause.

     C. When the requirements of the plant permit.

     D. An employee absent on leave shall be considered as having quit if he engaged in other employment.






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     E. A Leave of Absence shall be for a specified period of time.

     F. Any employee who falsifies their reason for absence or abuses the privilege of Leave of Absence will be subject to discipline including possible discharge.



The Union will be notified in writing of any Leaves of Absences, the reasons therefore and any extensions thereof. An employee who overstays his Leave of

Absence without first notifying the Company and securing permission for the extension thereof will be subjected to disciplinary action.

2.12   CONSOLIDATION OF CLASSIFICATIONS - The parties have agreed to permit
- ----   --------------------------------

greater utilization of the workforce by consolidating the classifications contained within the agreement and hereby listed below. Therefore, the agreement will contain provisions for one classification, Maintenance Mechanic. Employees in the Maintenance Mechanic unit will be required to perform the range of duties embraced by the consolidated classifications and therefore, will be expected to cross trade lines. Minor electrical work will continue to be performed by such employees. CLASSIFICATIONS CONSOLIDATED: Tool and Die Makers, Sewing Machine

Mechanics, Machinists - Garnett, Machinists - Maintenance, Carpenters,

Millwrights, Pipe Fitters, Tool Crib Specialist. As was discussed during the negotiations, the agreement is designed to insure and permit management to make flexible job assignments.



Agreement has been reached whereby for layoff purposes, seniority will be based upon continuous service as of the date the employee became a member of the

I.A.M. Union. Layoff will be in accordance with seniority in the respective classification, Maintenance Mechanic.



It is clearly understood that all new employees subsequent to the effective date of this agreement will be hired as a Maintenance Mechanic. Training needs are retained as management rights and are in conjunction with the Memo of

Understanding contained within this offer.








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ARTICLE III WORKWEEK, OVERTIME AND HOLIDAYS
- -------------------------------------------


3.01   Workweek - Eight (8) consecutive hours in a regular work shift,
- ----   --------

exclusive of a lunch period, shall constitute a normal working day. Five (5)

days, Monday through Friday, shall constitute a normal week. The actual number of shifts and the starting time and actual hours of work for each shift shall be set forth in the schedule attached hereto and made a part hereof.

3.02   Work Schedule
- ----   -------------

       (a)   When three shifts are to be worked in any division or department,

             the following schedule shall be observed.


             1.   On the first shift, all workers will report at 7:00 a.m. and work until 3:00 p.m. with a half hour lunch period from 12:00 noon to 12:30 p.m.

             2.   The second shift shall be from 3:OO p.m. to 11:00 p.m. with a half-hour lunch period from 7:30 p.m. to 8:00 p.m.

             3.   The third shift shall be from 11:00 p.m. until 7:00 a.m. with a half-hour lunch period from 3:00 a.m. to 3:30 a.m.


       (b)   When two shifts are to be worked in any division or department,

             the following schedule shall be observed.


             1.   On the first shift, all workers shall report at 7:00 a.m.

                  and work until 3:30 p.m. with a half hour lunch period from

                  12:00 noon to 12:30 p.m.

             2.   The second shift shall be from 3:30 p.m. to 12:00 midnight with a half-hour lunch period from 7:30 p.m. to 8:00 p.m.


       (c)   When one shift is to be worked in any division or department, the following schedule shall be observed:

                  Workers will report at 7:00 a.m. and work until 3:30 p.m. with a half-hour lunch period from 12:00 noon to 12:30 p.m.

Where an employee(s) is required to perform work during the regular lunch period, such employee shall receive a twenty (20) minute period with pay immediately upon completion of the required work; provided, however, the employee shall have said time recorded by a member of supervision on his time card to verify the time spent on the
lunch period. This clause shall not supersede the method of overtime payment as hereinbefore set forth should an employee(s) be required to perform work through his normal lunch period.



       (d)   In the event it becomes necessary to deviate from the above stated

             starting or quitting times, the Employer will inform the Union of such change in shifts as it becomes necessary for their mutual welfare. It is understood that such change will only take place when U.I.U. Local #420 members have their shift changed, even if staggered start times by department.


       (e)   The Employer and the Union will also by mutual agreement decide when it becomes necessary to change the shift of an employee or group of employees in any emergency.


       (f)   Each employee shall be provided with two clean-up periods: five (5)

             minutes immediately before lunch and ten (10) minutes at the end of each shift. In the event of the assignment of overtime work, the clean-up period shall be provided before the designated end of the period of overtime instead of at the end of the regular shift.


       (g)   Rest Periods: It is agreed that two (2) rest periods of ten (10)

             minutes will be given during each shift.


       (h)   The Company may permanently assign one mechanic to start one-half hour earlier than the normal shift start time in order to start up machinery for production purposes without penalty of premium pay.

             This assignment will be based on seniority.



3.03  MANAGEMENT RIGHTS CLAUSE - The Union recognizes the right of the Company
- ----  ------------------------

to conduct its business, to operate its plants and to direct the working forces in such a manner as



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
it sees fit but not inconsistent with the terms of this agreement and it is understood that the Company retains all management rights not specifically covered by this agreement.

3.04  OVERTIME- All work performed before or after the regular starting or
- ----  --------

quitting time of the schedule shift shall be paid at time and one half. In the event that an employee is asked to work through his normal lunch period, he will receive time and one half for such time. Overtime shall be paid for at the rate of time and one half for the first two (2) hours beyond the regular quitting time, and the first four (4) hours on Saturday. Work that continues after two

(2) hours beyond the regular quitting time shall be paid for at the rate of double time. Double time rates shall be paid for Sundays, Holidays, and after four (4) hours of work on Saturdays.



Employees who are to work on a Saturday or Sunday to cover production are to be so notified no later than 1:00 p.m. on Friday of that week. Employees who are to work on a Saturday or Sunday where there is no production scheduled shall be notified no later than 1:00 p.m. on Thursday that week. In the event an employee is to work on a holiday they are to be notified no later than 1:00 p.m. on the scheduled working day before such holiday to be worked.



Employees who are to work on Saturday, Sunday or Holidays because of production work being done, will work four (4) hours or more according to the production schedules; however, in the event that any of the Maintenance Mechanic employees are required to report for such work overhauls, emergencies or general repairs they shall be granted eight (8) hours of work.


If a Maintenance Mechanic is required to report to work on Saturday to repair closing machines, pocket machines, or any other maintenance, overhaul or general repair work, he shall be granted eight (8) hours of work despite the fact that no production employee may be working.


Employees working on Sundays will be compensated for straight hours work allowing a 20-minute period for lunch with pay. Employees who utilize more than

20 minutes for their lunch period will have the regular half-hours deducted from their working time.












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


Policy of Selecting Personnel for Overtime is as follows:  Overtime will be
- --------------------------------------------------------

offered to the most senior employee. Overtime not filled by this procedure will continue to be offered to the next senior qualified employee (with the skill and ability on the particular equipment or group of equipment) with the understanding that the youngest qualified employee (with the skill and ability on the particular equipment or group of equipment) must accept the assignment.

Employees selected for overtime will be required to maintain production coverage for specific equipment or group of equipment as well as being assigned other duties necessary for operational needs. If, however, a qualified employee (with the skill and ability on the particular equipment or group of equipment) is performing the work at the regular shift quitting time, he shall continue to do such work on overtime. Any employee may be excused from such overtime work provided a valid reason is given and further no concerted action is taken by the employees.



If more than one employee is assigned to a particular department to cover production, seniority will prevail, provided the senior employee is qualified and has worked in that department for more than three (3) hours that day.

Weekend overtime will go strictly by seniority for production purposes. If,

however, a mechanic is working on a piece of machinery to repair a major breakdown or overhaul, that mechanic would remain for overtime if so required for that particular piece of machinery.



3.05   SHIFT PREMIUMS - There shall be a twenty-five cents ($.25) per hour bonus
- ----   --------------

paid all employees on the second shift. There shall be a thirty cents ($.30) per hour bonus paid all employees working on the third shift.



3.06   REPORTING PAY - Any employee who reports on his regular schedule, not
- ----   -------------

having been notified not to report before the beginning of the shift, shall be guaranteed four (4) hours work or pay at his regular straight time rate. The

Company shall not be responsible for the provisions of this section due to Acts of God, or the public enemy, or due to conditions beyond the control of the

Company.




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3.07   EMERGENCY WORK - Any employee covered by this agreement called into work
- ----   --------------

after having left the plant to perform Emergency Work, shall be required to perform only the specific Emergency Work for which he was called back and shall receive a minimum of four (4) hours pay at double time. The Union guarantees the

Company that employees will be available to cover each emergency.



3.08  HOLIDAYS - The following holidays shall be observed at the Piscataway
- ----  --------

      location:

      New Year's Day                          Labor Day

      Birthday of Martin Luther King, Jr.     Veterans Day

      Washington's Birthday                   Thanksgiving Day

      Good Friday                             Day after Thanksgiving

      Memorial Day                            Christmas Day

      Independence Day (July 4th)             Day before or after Christmas



Should any holiday fall on Sunday, then the day to be observed by the State,

Nation or by Proclamation, shall be considered as a Holiday and shall be paid at the rate of double time for all work performed. The Company agrees that whenever a Holiday falls on a Saturday it shall, at the discretion of the Production

Manager, be celebrated on either the preceding Friday or the following Monday.

The day before or after Christmas will be celebrated at the discretion of the

Production Manager. Notice of the date selected will be posted two weeks in advance.



3.09   PAID HOLIDAYS
- ----   -------------

       1.   In conformance with Federal Law enacted in 1968 and effective

            1/1/71, certain Mondays shall be observed as legal holidays, i.e.,

            Washington's Birthday (3rd Monday in February); Memorial Day (last

            Monday in May); Labor Day (1st Monday in September); and the

            Birthday of Martin Luther King, Jr. (3rd Monday in January).

       2.   The Company also recognizes the following paid holidays:

            New Year's Day                    Thanksgiving



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          Good Friday                           Day After Thanksgiving

          Independence Day (July 4th)           Christmas Day

          Veterans Day                          The Day Before or After
                                                    Christmas


Except as otherwise provided, the Company will pay every employee his average straight time earnings, for the holiday, computed on an eight (8) hour basis,

provided, however:



     (a)  That such employee shall have worked eight (8) hours or more during the calendar week in which such holiday occurs and shall not have left the employ of the Company.



     (b)  Any employee required to work on any of the above mentioned holidays,

          will receive double time for work actually performed plus eight (8)

          hours at their average hourly straight time earnings.



     (c)  That time allowed for holidays and not actually worked by the employee shall be included in determining the number of hours worked during the week with respect to overtime compensation.



     (d) If any of the above mentioned holidays fall on a Sunday and is observed the following Monday, the compensation will be paid for that day by this Agreement.



     (e) If a paid holiday falls within an employee's vacation period, the employee shall have the option of taking an extra day's vacation with pay or receive such holiday pay in addition to their regular vacation.

         The optional feature will be decided prior to leaving for vacation.

     (f) If, for reasons beyond the control of the employees, the entire plant or any part thereof is shut down for a period of one (1) week during which a paid holiday






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         occurs. In that event, eligible employees will receive compensation for the paid holidays involved. The Company shall not be responsible for the provisions of this section because of conditions beyond control of the Company.



    (g)  The employee works the day before and the day after the holiday.

         Excused absences, however, do not preclude an employee from receiving holiday pay.



3.10     In the event any holiday mentioned in Article III falls during a long
- ----

illness or accident of an employee, the employee shall be paid for the first holiday that falls during such illness or accident providing such employee has five (5) or more years of continuous service.



ARTICLE IV - VACATIONS
- ----------------------

4.01    In each calendar year, vacation with pay shall be granted to each
- ----

employee on the following basis:

     (a)   Employees with from one (1) to three (3) years of continuous service shall receive an annual week of vacation with pay for forty (40)

           hours if otherwise eligible.



     (b)   Employees with three (3) to twelve (12) years of continuous service shall receive annually two (2) weeks of vacation with pay for eighty

           (80) hours if other-wise eligible.



     (c)   Employees with twelve (12) to eighteen (18) years of continuous service shall receive annually three (3) weeks of vacation with pay for one-hundred-twenty (120) hours if otherwise eligible.



     (d)   Employees with eighteen (18) or more years of continuous service have the option of taking a fourth week of vacation in lieu of the seniority bonus if otherwise eligible.




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


    (e)  Company will pay one additional week vacation pay at vacation rate for employees with twenty-five (25) or more years seniority. The employee has the option of scheduling a fifth week of vacation, provided that it is not taken during the months June through October and it is scheduled in line with Article 4.02 of this contract.



     (f) Vacation Schedule - For the employees hired on or after December 10,

         1983, vacations will be granted as follows:



            Continuous Years Of Service           Weeks Off
            ---------------------------           --------

            Less than 1 year                         0

            1 up to 3                                1

            3 up to 12                               2

            12 up to 18                              3

            18 or more                               4



Employees on the payroll prior to December 9, 1983, will receive their weeks of vacation and, if eligible, the seniority option bonus as outlined in the

Agreement which expired December 9, 1983.



4.02   TIME OF VACATION - The Company shall establish the actual vacation dates.
- ----   ----------------

If the Company decides to stagger vacations, they shall be so arranged as not to cause interference with production and the Company will, insofar as possible,

arrange the vacation of an employee at a time which suits the employee and those having the greater seniority will be given preference in selection of the time of their vacation insofar as possible, one employee per week. If vacations are staggered, period of same will be taken between January 1st and December 31st.

To assure that there are no conflicts or duplicate scheduling, a vacation schedule for mechanics must be submitted to management before January 31st of each year.

4.03   ELIGIBILITY FOR VACATION PAY AND/OR SENIORITY BONUS - All employees to be
- ----   ---------------------------------------------------

eligible for vacation benefits or seniority bonus must be on the payroll during the vacation period of May through September inclusive or any part thereof.



     (a)  Continuous service as of September 30th of the current year shall be the determining factor as to the amount of vacation or seniority bonus payment to be granted employees in accordance with Article IV,

          Sections 4.01 and 4.04.

     (b)  An employee otherwise eligible for vacation who is disabled through an accident in the Simmons Plant will be paid full vacation benefits for one (1) calendar year only.

     (c)  Employees with ten (lO) or more years of continuous service who lost time during the year because of illness will be paid full vacation for one (1) year only.

     (d)  Any employee who quits or is discharged will receive his pro-rata share of Vacation Benefits as defined in Sections 4.01, 4.02 and 4.03.

     (e)  Full vacation benefits will be paid to those who are otherwise eligible, in the following circumstances:

               1. To the employee's estate in the event of death of the
                    employee;

               2. To the employee in the year (January to December) of his or her retirement.

     (f) Shift premium will be included in vacation pay computation for employees otherwise eligible.



4.04  SENIORITY BONUS
- ----  ---------------


 (a) Effective in 1959 all eligible employees with eighteen (18) years or more of continuous seniority will be granted a seniority bonus of forty (40)

     hours  pay either
     at Christmas time, at the time of their vacation or absence (minimum eight (8) hours pay) as the employee chooses against their seniority bonus pay.

     (b)  Employees with eighteen (18) or more years of continuous service who lost time during the year of illness will be paid full seniority bonus for one (1) year only.



ARTICLE V. - WAGES
- ------------------



5.01   The following Wage Schedule shall be the minimum rate of compensation for
- ----

the type of work performed. Any new employee shall receive the minimum of $9.00 per hour (except in the case of work study students) for the class of work being performed during his/her probationary period. After such probationary period,

the employee will receive the minimum rate of the classification. Nothing herein shall be construed as preventing the employer from paying higher than the minimum at his discretion.

First Tier Employees:
- --------------------

Effective December 10, 1995, a general wage increase of sixty-one cents ($.61)

per hour shall be granted. Effective as of December 10, 1996, a general wage increase of fifty cents ($.50) per hour shall be granted. Effective as of

December 10, 1997, a general wage increase of fifty cents ($.50) per hour shall be granted. The following schedule, reflecting the increases, shall apply:

12/10/95           12/10/96              12/10/97
- --------          ---------              --------
$15.25              $15.75                $16.25


Second Tier Employees:
- ---------------------

Effective December 10, 1995, a wage increase of one dollar and eleven cents

($1.11) per hour shall be granted. Effective June 10, 1996, a wage increase of fifty cents ($.50) per hour shall be granted. Effective December 10, 1996, a wage increase of fifty cents ($.50) per hour shall be granted.  Effective June

10, 1997, a wage increase of fifty cents ($.50) per hour shall be granted.

Effective December 10, 1997, a wage increase of fifty cents ($.50) per hour shall be granted.

Effective June 10, 1998, a wage increase of fifty cents ($.50) per hour shall be granted.  The following schedule, reflecting the increases, shall apply:

12/10/95     6/10/96     12/10/96    6/10/97    12/10/97    6/10/98
- --------     -------     --------    -------    --------    -------
$12.61       $13.11       $13.61     $14.11      $14.61      $15.11


5.02   Whenever the Company calls an employee or if he is directed by his
- ----

Supervisor to the Personnel Office for a conference, such employee shall suffer no loss of wages as a result of such conference, unless the appearance is necessitated as a consequence of the Disciplinary Procedure. No payment is required for such obviously personal matters such as Employee Discount or Return

Goods purchases.



5.03   UNION BARGAINING COMMITTEE - The negotiating committee shall be limited
- ----   --------------------------

to no more than two (2) members from the Piscataway I.A.M. Simmons bargaining unit. Time during normal working hours spent in conference with the Company pertaining to negotiations of a new contract shall be compensated by the Union for the I.A.M Negotiating Committee.



ARTICLE VI - I.A.M. NATIONAL PENSION FUND, NATIONAL PENSION PLAN
- ----------------------------------------------------------------

6.01 (a)  The employer shall contribute to the I.A.M. National Pension Fund,
- ----
          National Pension Plan for all employees covered under this Agreement as follows: fifty cents ($.50) per hour limited to a maximum of forty

          (40) hours per week for each employee, seventy-five cents ($.75) per hour effective January 1, 1996, limited to a maximum of forty (40)

          hours per week for each employee, eighty cents ($.80) per hour effective January 1, 1997, limited to a maximum of forty (40) hours per week for each employee.



     (b)  The employer shall continue contributions based on a forty (40) hour workweek while an employee is off work due to paid vacations or paid holidays. The Company will make such monthly contribution for an employee on an authorized
          sick leave for a maximum of twelve (12) calendar months from the outset of such sick leave.



     (c)  Contributions for a new, probationary, full-time employee are payable from the completion of the employee's probationary period, but no later than forty-five (45) calendar days after date of hire.



     (d)  The I.A.M. Lodge and the Company adopt and agree to be bound by, and hereby assent to, the Trust Agreement, dated May 1, 1960, as amended,

          creating the I.A.M. National Pension Fund and the Plan rules adopted by the trustees of the I.A.M. National Pension Fund in establishing and administering the foregoing Plan pursuant to the said Trust

          Agreement, as currently in effect and as the Trust and Plan may be amended from time to time.



     (e)  The parties acknowledge that the Trustees of the I.A.M. National

          Pension Fund may terminate the participation of the employees and the

          Employer in the Plan if the successor collective bargaining agreement fails to renew the provisions of this pension Article or reduces the

          Contribution Rate. The parties may increase the Contribution Rate and/or add job classifications or categories of hours for which contributions are payable.



     (f)  This Article contains the entire agreement between the parties regarding pensions and retirement under this Plan and any contrary provision in this Agreement shall be void. No oral or written modification of this Agreement shall be binding upon the Trustees of the I.A.M. National Pension Fund. No grievance procedure, settlement or arbitration decision with respect to the obligation to contribute shall be binding upon the Trustees of the said Pension Fund.

     (g)  Upon making the contribution(s) to the I.A.M. National Pension Fund,

          National

          Pension Plan provided for above, the Company is absolved of all responsibility for providing for any pension benefits for any of its employees by this contract and shall not, under any circumstances, be held accountable for the distribution of the monies paid. It is understood that the program will be administered by the Union.

          Management's responsibility will be strictly limited to the payment of the premium.



     (h)  The employer agrees it will not sell, transfer, or assign the operation covered by this agreement unless an agreement has been entered into with the buyer, transfer, or assignee, providing that,

          upon consummation of such transaction Simmons Pension Plan be continued in full force and effect and that all benefits, vested,

          unvested, or accrued by bargaining unit members under that plan be preserved.



7.01   SUBCONTRACTING - Should it become necessary to have work done by
- ----   --------------

another firm or when machinery or parts thereof are to be installed by another firm, preference shall be given to firms who run AFL-CIO Union Shops provided they have the facilities for doing work, and in no case shall work be given to a firm where a strike or lockout exists. Notwithstanding the above, no work shall be given out which can be performed with the equipment and manpower at hand.



8.01   LAYOFF NOTICE - The following layoff notice shall be given to
- ----   -------------

employees covered by this Agreement. After six (6) months of service, employees permanently laid off will receive five (5) working days pay in lieu of five (5)

working days notice. This notice is to be posted on the bulletin board and copy given to the Chief Shop Steward.


I.A.M. and Aerospace Workers laid off will receive, at time of separation, all wages due and any vacation or other monies to which they are entitled. If an employee receives such money prior to layoff, it is understood that upon recall he will not be also eligible for time off for vacation already paid.

9.01   GRIEVANCE AND ARBITRATION PROCEDURE - Any employee who feels
- ----   -----------------------------------

that the Company has violated the contract may submit a grievance in writing and, along with the Union representative, will meet with his department supervisor within three (3) working days of the occurrence of the event which gave rise to the complaint.



If the grievance is not resolved within three (3) working days following the date the grievance was submitted, the Chief Shop Steward or Shop Steward and the

Human Resources Manager or Production Manager will meet to discuss the merits of the grievance. The Human Resources Manager or Production Manager will have five

(5) working days to answer the grievance.



In any event, if the grievance is not resolved or appealed to the Business Agent and Sr. Vice President of Human Resources within thirty (30) calendar days from the date of filing of the grievance, the grievance is deemed resolved as per

Company's last answer. At the last stage of this grievance procedure, the parties may extend the stated time limits by written mutual agreement. If the grievance is not settled in the foregoing grievance procedure, then either party, upon written demand given to the other party within ten (10) working days, may submit said grievance to arbitration.

9.02   CONCILIATION AND ARBITRATION - Failing satisfactory adjustment by the
- ----   ----------------------------

above means, the matter thereupon shall be presented to the Federal Mediation and Conciliation Service of the U. S. Department of Labor. Following the above procedure, the matter shall then by assigned to an Arbitrator to be selected by the Director of Conciliation of the U.S. Department of Labor, whose findings shall be final and binding upon both parties.

9.03 EXPEDITED ARBITRATION - Either the Union or the Company may invoke the
- --------------------------

Expedited Grievance - Arbitration Procedure provided in this section as distinguished from the ordinary Grievance - Arbitration Procedure. This procedure may also be invoked by either party in the event an employee is discharged or suspended, or in the event there is a seniority dispute.

Such dispute or grievance shall be asserted by notice in writing by registered mail, return receipt requested, or Mail-Gram, report delivery, given to the other party.



The arbitrator shall hold an arbitration hearing as expeditiously as possible,

but in no event later than twenty-four (24) hours after receipt of said notice.

The decision of the arbitrator shall issue forthwith and in no event later than three (3) hours after the conclusion of the hearing unless the grieving party agrees to waive this time limitation with respect to all or part of the relief requested. The arbitrator's WRITTEN opinion will follow within thirty (30) days.



All costs for the hearing and service of the arbitrator designated herein, or for any other person selected pursuant to the aforementioned procedure shall be borne by the parties jointly. Each party will bear the expense of its representatives and for the presentation of its own case.



10.01   HEALTH AND WELFARE PLAN - Company agrees to forward to the
- -----   -----------------------

Administration of the International Association of Machinists and Aerospace

Workers, District 15, Health and Welfare Trust Fund a fixed contribution level,

per month, as identified below, in consideration of the promise by the Union to purchase the District 15 Health and Welfare insurance provided however the

Company has the right at any time to convert to another carrier as long as the same schedule of benefits are maintained in either plan. It is understood that the program will be administered by the Union. Management's responsibility will be strictly limited to the payment to the premium.



The fixed monthly contribution levels for the duration of this contract to be forwarded to the I.A.M. District 15, Health and Welfare Trust Fund are:



     First Year's Contribution- Effective 12-10-95 is:
     -------------------------------------------------

     Company $420.00   Employee $45.00    Total $465.00


     Second Year's Contribution - Effective 12-10-96 is:
     ---------------------------------------------------

     Company $461.00   Employee $50.00   Total $511.00


     Third Year's Contribution - Effective 12-10-97 is:
     --------------------------------------------------

     Company $504.00   Employee $55.00   Total $559.00


Upon making the contribution(s) to the District No. 15 Welfare Fund provided for above, the Company is absolved of all responsibility for providing for any welfare benefits for any of its employees by this contract and shall not, under any circumstances, be held accountable for the distribution of the monies paid.

The Company will make such monthly contribution for an employee on an authorized sick leave for a maximum of twelve (12) calendar months from the outset of such sick leave. A weekly disability program to be provided by the Company whereby the maximum benefit is 2/3 of employee weekly wage not including overtime, per week for a maximum of fifty-two weeks. The Company, however, reserves the right to alter insurance carrier or become self-insured provided benefits are maintained.



10.02  It is agreed that the Welfare Plan provided by the Union shall become
- -----

null and void if in conflict with or in violation of the New Jersey State

Disability Act, Labor-Management Relations Act of 1947 or any other State or

Government Legislation.



10.03  It is mutually agreed that the Welfare Plan can be changed or modified if
- -----

necessary, to conform with the State or National Legislation provided there is no additional cost to the Company.



11.01  JURY DUTY - Any employee who is absent from the plant because of Jury
- -----  ---------
Duty shall be paid the difference between his regular straight rate of pay and the payment received for such Jury Service upon presentation of proper evidence and the amount of compensation received.

11.02  It is the intent of this clause to restore any loss of earnings suffered
- -----

by serving on the jury, but it is not the intent that any employee shall have any financial advantage by serving on the Jury, nor shall he receive any overtime compensation as a result thereof.


12.01  PAST CUSTOMS AND PRACTICES - It is agreed between the parties that this
- -----  --------------------------

Contract together with the Wage Schedule attached hereto shall be the complete

Agreement superseding any and all previous written agreements, oral agreement,

customs and practices.


13.01  PICKET LINES - It shall not be considered a violation of this Agreement
- -----  ------------

if I.A.M. employee members fail to report to work for reason of a legitimate authorized picket line established by the Union representing the production employees at the Piscataway Works provided such Union has a collective bargaining agreement with the Company or has been certified as bargaining agent.


14.01  EYEGLASS REPLACEMENT Where it has been established that an employee's
- -----  --------------------

eyeglasses were broken or damaged on Company property during the course of his employment, the employee shall be reimbursed for the replacement at comparable value. It is understood such replacement will be in the form of prescription safety glasses.


15.01  NON - BARGAINING UNIT EMPLOYEES - Non-Bargaining Unit Employees,
- -----  -------------------------------

including Supervisory Employees, shall not perform work normally performed by

Employees in the Bargaining Unit. However, this clause is not to be construed in such fashion that the Maintenance Supervisors cannot be used as instructors nor shall it be used to prohibit a Maintenance Supervisor from testing a piece of equipment in order to determine its fitness.


16.01  PAY DURING TREATMENT OF WORK - CONNECTED INJURIES If an employee is
- -----  -------------------------------------------------

injured in the plant while performing his work assignment and it is necessary for him to receive treatment by either the Company Nurse or Company Doctor during his regularly scheduled working hours, the Company shall pay for the time spent in the treatment of such injury on the
day the injury occurred, at his hourly rate of pay. If either the nurse or
                                                    ----------------------

doctor certifies that such injured employee is unable to continue work because
- ------------------------------------------------------------------------------

of such injury, the Company will pay for the balance of his scheduled shift at
- ------------------------------------------------------------------------------

his hourly rate of pay. If the doctor requests subsequent visit(s) during his
- ----------------------

regularly scheduled shift for the treatment of this injury, the Company will pay for the time spent in this treatment at the employee's hourly rate of pay. To minimize employee inconvenience, such subsequent visits will be scheduled, if possible, during the employee's regular shift. However, where a second shift employee is injured on the job and subsequently requires additional treatment for this injury, then such visits shall be scheduled by the Company's personnel department at a time consistent with the treating doctor's office hours.



The employee will be clocked out in time to make the appointment as scheduled.

When the employee leaves the doctor or nurse, he will receive a release form that will show the completion time of the appointment. Upon returning to his department, the employee will present this form to his supervisor and will be clocked back in for return to work.



It is agreed that for all such visits off the Company premises, upon request,

the Company will furnish transportation if the employee is unable to drive or has no means of transportation. None of the sections of this paragraph are to be so construed that benefits will insure in addition to or pyramid on disability payments of workmen's compensation payment.



17.01  SAFETY AND HEALTH CONDITIONS - The Company shall make reasonable
- -----  ----------------------------

provisions for the protection, safety and health of its employees in the

Piscataway facility in accordance with the State and Federal laws pertaining thereto.



18.01  MILITARY CLAUSE  - The Company agrees to comply with all applicable laws
- -----  ---------------

relating to re-employment rights of employees called for military duty.

19.01  SAVING CLAUSE - In the event that any State or Federal legislation,
- -----  -------------

government regulations or court decisions cause invalidation of any Article or

Section of this agreement, all other Article and Sections not so invalidated shall remain in full force and effect.



19.02  PROJECT U.N.I.T.E. - In the event the Company determines to retool,
- -----  -----------------

redesign or re-engineer the Plant in order to implement Project U.N.I.T.E. or similar program which requires alterations to the Contract, the Company shall negotiate such changes with the Union. If after such negotiations, the Union and the Company do not agree to the changes, the Company shall not implement such program for the duration of this agreement.



19.03  SUBSTANCE ABUSE POLICY - The Union and the Company have agreed to the
- -----  ----------------------

attached substance abuse policy.



20.01 - If the Simmons Piscataway Employees Union, Local No. 420 of the United
- -----

Steelworkers of America, A.F.L., C.I.O., C.L.C. (Upholstery Industries

Division), is granted any improvements more liberal than those now enjoyed by the International Association of Machinists and Aerospace Workers in the

following categories, the I.A.M. and Aerospace Workers will be improved to the same level.


     *Holidays                 Death in Family

      Vacation Improvements    Shift Premiums

      Severance Pay            Overtime Premiums

      Sick Leave               Work-Connected Injuries

      Jury Duty                Method of Payment


* Employee Birthday Pay - Employee shall have the option of taking their birthday off, with pay or being paid for eight (8) hours in lieu of time off.

Pay in lieu of time off, if so desired, will be granted in the first paycheck in

January.

Improvements, if any, to be effective for the I.A.M. and Aerospace Workers the same date as for Local #420 of the United Steelworkers of America, A.F.L.,

C.I.O, C.L.C. (Upholstery Industries Division). It is understood that such new improvements that do not equal the present I.A.M. and Aerospace Workers benefits, will not cause a change in the present I.A.M. and Aerospace Workers benefits.



21.01 - DURATION OF AGREEMENT - This Agreement signed this 7th day of March
- -----------------------------

1996, shall become effective on the tenth day of December, 1995, and shall remain in full force and effect for a period of three (3) years. At the end of said three (3) years and at the end of each yearly period thereafter, this

Agreement shall renew itself for periods of one (1) year unless either party gives written notice of a desire to modify, amend or terminate this Agreement,

at least sixty (60) days prior to the yearly effective date of this Agreement,

in which such Agreement shall terminate.



IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 7th day of March, 1996.

    REPRESENTING AND SIGNING FOR                  SIGNING FOR THE EMPLOYER

         THE INTERNATIONAL                            SIMMONS COMPANY

     ASSOCIATION OF MACHINISTS                       PISCATAWAY WORKS

       AND AEROSPACE WORKERS,

    LOCAL #315 OF DISTRICT NO. 15


    /s/ August Morreale                          /s/ Ken Barton
     -------------------------                  ---------------------------
          August Morreale                            Ken Barton

     Business Representative                    Senior Vice President

                                                 Human Resources



      /s/ John Daniel, Jr.                       /s/ Marjanna Garvin
     -------------------------                  ---------------------------

        John Daniel, Jr.                             Marjanna Garvin

      Chief Shop Steward                        Human Resources Mannager



      /s/ Michael D'Errico                        /s/ Robert Carstens
     -------------------------                  ---------------------------

          Michael D'Errico                           Robert Carstens

            Shop Master                            Operations Manager

TO:                 Simmons Company Employees

SUBJECT:            Substance Abuse Policy

EFFECTIVE DATE:     October 15, 1994


IT IS THE COMPANY'S POLICY TO IDENTIFY AND HELP THOSE EMPLOYEES WITH SUBSTANCE ABUSE PROBLEMS AND TO ENCOURAGE THEM TO SEEK HELP ON THEIR OWN. APPLICANTS IDENTIFIED AS BEING SUBSTANCE ABUSERS WILL BE DENIED EMPLOYMENT AND ENCOURAGED TO SEEK HELP. EMPLOYEES WHO ARE IDENTIFIED AS BEING SUBSTANCE ABUSERS MAY BE REFERRED FOR COUNSELING OR REHABILITATION AS APPROPRIATE. HOWEVER, THE POSSESSION, USE, TRANSFER, MANUFACTURE OR SALE OF ALCOHOL, ILLEGAL DRUGS, OR LEGAL DRUGS WITHOUT A VALID PRESCRIPTION, ON COMPANY PROPERTY OR ON COMPANY TIME WILL RESULT IN DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION.

                              TESTING OF APPLICANTS
                              ---------------------

All applicants will be required to undergo a drug screening test after a conditional offer of employment has been extended. Employment will be denied to any applicant whose drug screen reveals the presence of illegal drugs or prescription drugs without a valid prescription or alcohol in excess of the sobriety level as established by state law.

                              TESTING OF EMPLOYEES
                              --------------------

Reporting to duty or working with drugs present in the body or while affected by alcohol will be handled as a disciplinary matter. Testing may be required under the following circumstances, and where allowed by applicable state or local laws.

       * When an employee is involved in an accident resulting in injuries requiring medical treatment offsite.

       * When the Company has reasonable cause and suspicion. Circumstances that could be indicators of a substance abuse problem and considered reasonable suspicion are:

          A. Observed alcohol or drug abuse during work hours on company premises.
          B. Apparent physical state of impairment.
          C. Incoherent mental state.
          D. Marked changes in personal behavior that are otherwise unexplainable.
          E. Deteriorating work performance that is not attributable to other factors.
          F. Accidents or other actions that provide reasonable cause to believe the employee may be under the influence.